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                                                                 Exhibit 23.1(b)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Pro Forma Financial Data" and "Experts," in the Registration Statement (Form S-4) and related Prospectus of Boston Scientific Corporation and to the incorporation by reference therein of our report dated April 26, 1996, with respect to the consolidated financial statements and schedule of Target Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
February 25, 1997